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EXHIBIT 99B.3



SELECTED FINANCIAL AND                          DOMESTIC CABLE
OPERATING HIGHLIGHTS
(UNAUDITED)

                   Quarter Ended          Six Months Ended
                      June 30,                June 30,
Dollars in                 1996     %              1996     %
 millions         1997   Pro formaChange  1997   Pro formaChange
------------------------ -------- -------------- -------- --------
Domestic Cable
 and Telecomm.
 Results
Revenues
 Basic cable     $  379   $  342   10.8  $  747   $  683    9.4
 Premium             81       87   (6.9)    163      174   (6.3)
 Advertising         33       32    3.1      58       59   (1.7)
 Primestar           26       16   62.5      49       31   58.1
 Pay-per-view        19       10   90.0      30       22   36.4
 New prod. tier       3        1     -        5        1     -
 Other               44       45   (2.2)     85       82    3.7
                 -------- --------       -------- --------
  Total Revenue  $  585   $  533    9.8  $1,137   $1,052    8.1
                 -------- --------       -------- --------
EBITDA
 Core cable      $  254   $  236    7.6  $  489   $  459    6.5
 Primestar            4        2     -        8        4     -
 Other              (21)      (9)    -      (37)     (15)    -
                 -------- --------       -------- --------
  Total EBITDA   $  237   $  229    3.5  $  460   $  448    2.7
                 -------- --------       -------- --------
EBITDA margins
 Core cable         45.8%    45.8%          45.4%    45.1%
 Primestar          15.4%    12.5%          16.3%    12.9%

Other Operating
 & Financial
 Highlights
Homes passed
 (thousands)      8,395    8,201    2.4   8,395    8,201    2.4
Subscribers
 (thousands):
 Basic cable      4,937    4,823    2.4   4,937    4,823    2.4
 Primestar          158      103   53.4     158      103   53.4
Basic pen.         58.8%    58.8%          58.8%    58.8%
Premium units     3,887    3,806    2.1   3,887    3,806    2.1
Premium/Basic      78.7%    78.9%          78.7%    78.9%
High speed data
 cust. (actual)   6,443       -      -    6,443        -     -
Core cbl. mnly.
 rev./avg. sub   $38.20   $36.29    5.3  $37.34   $36.00    3.7

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The 1996 amounts are pro forma as if the Continental
Cablevision merger occurred January 1, 1996.

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